                                                                 EXECUTION COPY

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT, dated as of October 20, 2004 (this
"Amendment"), among The Pacific Lumber Company, a Delaware corporation, and
Britt Lumber Co., Inc., a California corporation (each, a "Borrower" and together, the "Borrowers"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below
(collectively, the "Lenders") and Bank of America, N.A., as agent (the "Agent")
for the Lenders.

                  PRELIMINARY STATEMENTS:

                  (1) The Borrowers, the Lenders and the Agent have entered into a Credit Agreement dated as of January 23, 2004 (as amended by Amendment No. 1 to the Credit Agreement, Security Agreement and Fee Letter and Limited Waiver
dated as of May 7, 2004, the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the
Credit Agreement.

                  (2) The Borrowers have requested to provide the Lenders with certain additional collateral in order to expand the borrowing base under the
Credit Agreement and have further requested that the Lenders waive certain provisions of the Credit Agreement to permit Palco to form a new wholly-owned
Subsidiary, in each case, as further described herein.

                  (3) The Lenders are, on the terms and conditions stated below, willing to grant the requests of the Borrowers and the Borrowers and the Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

                  SECTION 1.        Amendments to Credit Agreement.  The Credit
Agreement is, subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

                        (a)      Section 3.1 is amended in part by inserting the
         following proviso before the period at the end of the second sentence thereof:

                  "; provided, however, that during the period commencing on
         June 1, 2004 and ending on February 12, 2005, such amount shall be
         $8,000,000"

                        (b)      Article 7 is amended by adding thereto new
         Sections 7.32 and 7.33, to read as follows:

                  "7.32. Borrowing Base Collateral Account. None of the
         Borrowers nor any of their Subsidiaries shall, without the prior written approval of the Agent, which approval may be granted or withheld by the Agent in its sole discretion, take any action or cause to be taken any action with respect to the Borrowing Base Collateral
         Account that would result in any cash or securities maintained in such account being withdrawn therefrom or invested in assets other than cash or investments which are, or interests in mutual funds whose investments are, limited to investments of the type specified in clauses (d), (e), (f), (h) or (i) of the definition of Restricted
         Investment; provided, however, that nothing contained in this Section
         7.32 shall restrict the ability of the Borrowers or any of their
         Subsidiaries to determine the particular investments from time to time in the Borrowing Base Collateral Account so long as such investments continue to consist entirely of cash or investments which are, or interests in mutual funds whose investments are, limited to investments of the type specified in clauses (d), (e), (f), (h) or (i) of the definition of Restricted Investment, or to receive any distributions in respect of such investments. The Agent will not give any orders or instructions pursuant to the Collateral Account Notification and
         Acknowledgement entered into in connection with the Second Amendment in the form attached as Exhibit B thereto other than during the continuance of an Event of Default."

                  "7.33. Additional Fee. Within 5 days after the end of each calendar month during the six-month period commencing on September 1,
         2004 and ending on February 28, 2005, the Borrowers agree to pay to the
         Agent, for the account of the Lenders, a fee equal to the difference between (i) the aggregate amount of interest on all Revolving Loans and the aggregate amount of all Letter of Credit Fees and Fronting Fees that the Borrowers would have paid for such month if the sum of the aggregate outstanding principal amount of all Revolving Loans and the undrawn amount of all Letters of Credit outstanding during such month had been $12,000,000 and (ii) the aggregate amount of interest on all
         Revolving Loans and the aggregate amount of all Letter of Credit Fees and Fronting Fees that the Borrowers actually paid for such month, less the additional Unused Line Fee paid for such month as a result of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit during such month being less than $12,000,000; provided, that in respect of the month of February 2005, the period for determining the amounts referred to in clauses (i) and (ii) shall commence on February 1, 2005 and end on February 12, 2005."

                        (c)      The definition of "Borrowing Base" in Annex A
         to the Credit Agreement is amended in full to read as follows:

                  "`Borrowing Base' means, at any time, an amount equal to (a)
         the sum of (A) eighty-five percent (85%) of the Net Amount of Eligible
         Accounts; plus (B) ninety-five percent (95%) of the market value of the assets in the Borrowing Base Collateral Account; plus (C) the lesser of
         (i) sixty-five percent (65%) of the value (being the lower of cost (on a first-in first-out basis) or market) of Eligible Inventory and (ii)
         eighty-five percent (85%) of the appraised net recovery value of such
         Eligible Inventory; minus (b) Reserves from time to time established by the Agent in its reasonable credit judgment."

                        (d)      The definition of "Borrowing Base Certificate"
         in Annex A to the Credit Agreement is amended in part by deleting the words "Exhibit B" therein and inserting the words "Exhibit A" in place thereof.

                        (e)      Annex A to the Credit Agreement is amended in
         part by inserting the following definition (as used herein, "Borrowing
         Base Collateral Account") immediately following the definition of
         "Borrowing Base Certificate" therein:

                  "`Borrowing Base Collateral Account' means, collectively, (i)
         the account numbered 232592 maintained by Bank of America, N.A. in the name of The Pacific Lumber Company and (ii) the account numbered
         249-00365 maintained by Banc of America Securities, LLC in the name of
         The Pacific Lumber Company, in each case, as such account may be renumbered or retitled from time to time."

                        (f)      The definition of "Compliance Reserve" in
         Annex A to the Credit Agreement is amended in part by deleting from clause (i) thereof the words "until the Borrowers have delivered the compliance certificate required by Section 5.1(d) for the fiscal quarter ending September 30, 2004" therein and inserting the words
         "until the `Effective Date' of the Second Amendment (as such term is defined therein)" in place thereof.

                        (g)      Annex A to the Credit Agreement is amended in
         part by inserting the following definition immediately following the definition of "SEC Reports" therein:

                        "`Second Amendment' means Amendment No. 2, dated as of
         October 20, 2004, to this Agreement."

                        (h)      Schedule 6.5 to the Credit Agreement is deleted
         in its entirety and replaced with Schedule 6.5 attached hereto as
         Exhibit A.

                  SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date (the "Effective Date") when, and only when, the Agent shall have received all of the following:

                  (a)      Counterparts of (i) this Amendment executed by the
         Borrowers and all of the Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment and (ii) the Collateral Account Notification and Acknowledgement in the
         form attached hereto as Exhibit B (the "Acknowledgement") executed by
         Palco as Pledgor thereunder with respect to the collateral account described therein;

                  (b)      All of the following documents, each such document
         (unless otherwise specified) dated the date of receipt thereof by the
         Agent, in form and substance satisfactory to the Agent:

                        (i)      Certified copies of (A) the resolutions of the
         Board of Directors of each Borrower approving this Amendment and the
         Acknowledgement and the matters contemplated hereby and (B) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the matters contemplated hereby;

                        (ii)     A certificate of the Secretary or an Assistant
         Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Amendment and the
         Acknowledgement and the other documents to be delivered hereunder; and

                        (iii)    Evidence that, as of the Effective Date, the sum
         of the aggregate outstanding principal amount of all Revolving Loans and the undrawn amount of all Letters of Credit then outstanding is not less than $8,000,000; and

                  (c)      A fee equal to the difference between (i) the aggregate
         amount of interest on all Revolving Loans and the aggregate amount of all Letter of Credit Fees and Fronting Fees that the Borrowers would have paid for the period commencing on June 1, 2004 and ending on August 31,
         2004 if the sum of the aggregate outstanding principal amount of all
         Revolving Loans and the undrawn amount of all Letters of Credit outstanding during such period had been $12,000,000 and (ii) the aggregate amount of interest on all Revolving Loans and the aggregate amount of all Letter of Credit Fees and Fronting Fees that the
         Borrowers actually paid for such period referred to in the preceding clause (i), less the additional Unused Line Fee paid for such period as a result of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of
         Credit during such period being less than $12,000,000.

                  (d)      A fee in the amount of $25,000.

                  SECTION 3. Representations and Warranties of the Borrowers.
Each Borrower represents and warrants as follows:

                        (a)      The Borrower is a corporation duly organized,
         validly existing and in good standing under the laws of the jurisdiction indicated in the recital of parties to this Amendment.

                        (b)      The execution, delivery and performance by the
         Borrower of this Amendment and the Loan Documents, as amended hereby, to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene the Borrower's charter or by-laws, (ii) violate any law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award, binding on or affecting the Borrower or any of its Subsidiaries or any of their properties, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower, any of its
         Subsidiaries or any of their properties or (iv) except for the Liens created under any Loan Document, as amended hereby, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or any of its Subsidiaries.

                        (c)      No authorization or approval or other action
         by, and no notice to or filing with, any governmental authority or regulatory body or any other
         third party is required for the due execution, delivery or performance by the Borrower of this Amendment or any of the Loan Documents, as amended hereby, to which it is or is to be a party.

                        (d)      This Amendment has been duly executed and
         delivered by the Borrower. This Amendment and each of the other Loan
         Documents, as amended hereby, to which the Borrower is a party are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

                        (e)      As of the Effective Date, the assets in the
         Borrowing Base Collateral Account consist entirely of cash and investments which are, or interests in mutual funds whose investments are, limited to investments of the type specified in clauses (d), (e),
         (f), (h) or (i) of the definition of Restricted Investment.

                  SECTION 4. Waiver. Palco has informed the Lenders that it
intends to form a new wholly-owned Subsidiary named Scotia Inn Inc., a Delaware corporation ("Scotia Inn"), for the purpose of leasing from Palco and operating the hotel located at Palco's headquarters site in Scotia, California, and has requested that the Required Lenders waive any Default that would arise under
Section 7.11, 7.17 or 7.23 of the Credit Agreement as a result of its formation
of Scotia Inn.   Pursuant to such request, the Required Lenders hereby waive any
Default arising under Sections 7.11, 7.17 or 7.23 of the Credit Agreement as a
result of the formation of Scotia Inn.

                  SECTION 5. Reference to and Effect on the Credit Agreement and
the Loan Documents. (a) On and after the Effective Date, each reference in the
Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the the other Loan
Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the
Credit Agreement, as amended by this Amendment.

                  (b) Except to the extent of the waiver specifically granted in
Section 4 above, the Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                  SECTION 6. Costs, Expenses. The Borrower agrees to pay on
demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this
Amendment and the other instruments and documents to be delivered hereunder
(including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 13.7 of the Credit Agreement.

                  SECTION 7. Execution in Counterparts. This Amendment may be
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of California; provided that the Agent and the Lenders shall retain all rights arising under federal law.

                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   "BORROWERS"

                                   THE PACIFIC LUMBER COMPANY
                                      /S/   GARY L. CLARK
                                   -----------------------------------
                                   By:      Gary L. Clark
                                   Title:   Vice President Finance and Administration

                                   BRITT LUMBER CO., INC.
                                     /S/    GARY L. CLARK
                                   -----------------------------------
                                   By:      Gary L. Clark
                                   Title:   Vice President Finance and Administration

                                   "AGENT"

                                   Bank of America, N.A., as the Agent
                                     /S/    ROBERT M. DALTON
                                   ------------------------------------
                                   By:      Robert M. Dalton
                                   Title:   Vice President

                                   "LENDERS"

                                   Bank of America, N.A., as a Lender
                                     /S/    ROBERT M. DALTON
                                   ------------------------------------
                                   By:      Robert M. Dalton
                                   Title:   Vice President